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 CUSIP No. 471112102                  13-G                   Page 8 of  12 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                               FEBRUARY 5, 1999
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               MORGAN  STANLEY  DEAN WITTER & CO.,  MILLER  ANDERSON & SHERRERD,

               LLP, and Commonwealth of Pennsylvania State Employees  Retirement

               System hereby agree that,  unless  differentiated,  this Schedule

               13G is filed on behalf of each of the parties.


            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co.  Incorporated

            MILLER ANDERSON & SHERRERD, LLP

            BY: /s/ Paul A. Frick
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            Paul A. Frick / Vice President Miller Anderson & Sherrerd, LLP

            Commonwealth of Pennsylvania State Employees Retirement System

            BY: /s/ Donald P. Ryan
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            Donald P. Ryan / Principal Morgan Stanley Dean Witter Investment
                             Management Inc.


* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).